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                                                              Exhibit 14(c)

                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   We consent to the incorporation by reference in the registration statement of Medallion Financial Corp. on Form N-14 with respect only to the financial information of Ameritrans Capital Corporation and Elk Associates Funding Corporation for the years dated June 30, 1997 through June 30, 1999. We also consent to the references to our firm under the caption "Experts," with respect to the summary financial information of Ameritrans Capital Corporation and Elk Associates Funding Corporation.

/s/ Marcum & Kliegman llp

Certified Public Accountants

August 11, 2000